As filed with the Securities and Exchange Commission on December 27, 2007
Registration No. 333-147929

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 to
FORM S-3
REGISTRATION STATEMENT
 UNDER
THE SECURITIES ACT OF 1933

LIVEPERSON, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	462 Seventh Avenue, 3rd Floor New York, New York 10018 (212) 609-4200 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	13-3861628 (I.R.S. Employer Identification Number)

Robert P. LoCascio
Chief Executive Officer
LivePerson, Inc.
462 Seventh Avenue, 3rd Floor
New York, New York 10018
(212) 230-8800
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Brian B. Margolis, Esq. Wilmer Cutler Pickering Hale and Dorr LLP 399 Park Avenue New York, New York 10022 Telephone: (212) 937-7239

Approximate date of commencement of proposed sale to the public: At such time or times after the effective date of this Registration Statement as the selling stockholders shall determine.

Approximate date of commencement of proposed sale to the public: At such time or times after the effective date of this Registration Statement as the selling stockholders shall determine.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	4,130,776(1)	$5.11(2)	$21,108,265(2)	$648(2)

(1)	All of the shares of common stock offered hereby are for the account of selling stockholders.
(2)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The expenses in connection with the issuance and distribution of the common stock being registered under the prospectus are listed below (all amounts other than Securities and Exchange Commission registration fee are estimated). We will pay all costs, expenses and fees in connection with the registration of the shares. The selling stockholders will pay all brokerage commissions, underwriting discounts, commissions, transfer taxes and other similar selling expenses, if any, associated with the sale of the shares of common stock by them, which are not listed below.

Description	Amount
Securities and Exchange Commission registration fee	$648
Legal fees and expenses	20,000
State “blue sky” fees and expenses	5,000
Accounting fees and expenses	25,000
Printing and engraving costs	5,000
Transfer agent’s fees and expenses	5,000
Miscellaneous	9,352
Total expenses	$70,000

Item 15. Indemnification of Directors and Officers.

Our amended and restated certificate of incorporation provides that the liability of a director of LivePerson shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware. Under the Delaware General Corporation Law, our directors have a fiduciary duty to LivePerson which is not eliminated by this provision of the amended and restated certificate of incorporation and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available.

Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. LivePerson has included such a provision in its Certificate of Incorporation.

Section 145 of the General Corporation Law of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

We have entered into indemnification agreements with each of our current directors and executive officers, in addition to the indemnification provided for in LivePerson’s amended and restated certificate of incorporation. LivePerson believes that these provisions and agreements are necessary to attract and retain qualified directors and executive officers. In addition, LivePerson has obtained liability insurance for its directors and officers.

Item 16. Exhibits.

Exhibit Number	Description of Exhibit
2.1
Agreement and Plan of Merger, dated as of June 22, 2006, among LivePerson, Inc., Kasamba Inc., Kato MergerCo, Inc. and Yoav Leibovich as Shareholders’ Representative (incorporated by reference from Exhibit 10.5 to the Quarterly Report on Form 10-Q/A filed by LivePerson on August 9, 2007)

4.1
Fourth Amended and Restated Certificate of Incorporation (incorporated by reference to the identically-numbered exhibit to LivePerson’s Annual Report on Form 10-K for the fiscal year ended December 31, 2000 and filed March 30, 2001 (the “2000 Form 10-K”))

4.2	Second Amended and Restated Bylaws, as amended (incorporated by reference to the identically-numbered exhibit to the 2000 Form 10-K)

4.3	Specimen common stock certificate (incorporated by reference to the identically-numbered exhibit to LivePerson’s Registration Statement on Form S-1, as amended (Registration No. 333-96689))

5.1*	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1*	Consent of BDO Seidman, LLP

23.2*	Consent of KPMG LLP

23.3*	Consent of Moore Stephens Tiller LLC

23.4*	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in the opinion filed as Exhibit Number 5.1 to this registration statement)

24.1*	Power of Attorney (see signature page to this registration statement)
_____________
* Previously filed

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)  To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this Registration Statement.

2. That, for the purposes of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.  That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(i)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 27, 2007.

LIVEPERSON, INC

By:	/s/ Timothy E. Bixby
Name Timothy E. Bixby
Title: President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* Robert P. LoCascio	Chairman of the Board and Chief Executive Officer (principal executive officer)	December 27, 2007
* Timothy E. Bixby	President, Chief Financial Officer, and Director (principal financial and accounting officer)	December 27, 2007
* Steven Berns	Director	December 27, 2007
* Kevin C. Lavan	Director	December 27, 2007
* William Wesemann	Director	December 27, 2007

* By: /s/ Monica L. Greenberg Monica L. Greenberg Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
2.1
Agreement and Plan of Merger, dated as of June 22, 2006, among LivePerson, Inc., Kasamba Inc., Kato MergerCo, Inc. and Yoav Leibovich as Shareholders’ Representative (incorporated by reference from Exhibit 10.5 to the Quarterly Report on Form 10-Q/A filed by LivePerson on August 9, 2007)

4.1
Fourth Amended and Restated Certificate of Incorporation (incorporated by reference to the identically-numbered exhibit to LivePerson’s Annual Report on Form 10-K for the fiscal year ended December 31, 2000 and filed March 30, 2001 (the “2000 Form 10-K”))

4.2	Second Amended and Restated Bylaws, as amended (incorporated by reference to the identically-numbered exhibit to the 2000 Form 10-K)

4.3	Specimen common stock certificate (incorporated by reference to the identically-numbered exhibit to LivePerson’s Registration Statement on Form S-1, as amended (Registration No. 333-96689))

5.1*	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1*	Consent of BDO Seidman, LLP

23.2*	Consent of KPMG LLP

23.3*	Consent of Moore Stephens Tiller LLC

23.4*	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in the opinion filed as Exhibit Number 5.1 to this registration statement)

24.1*	Power of Attorney (see signature page to this registration statement)

_____________
* Previously filed